Exhibit 99.1

Kadmon Provides Business Update and Reports Second Quarter 2017 Financial Results

NEW YORK, August 3, 2017 – Kadmon Holdings, Inc. (NYSE: KDMN) (“Kadmon” or the “Company”) today provided a business update and reported financial and operational results for the three and six months ended June 30, 2017.

“This is an exciting time for Kadmon as we execute on clinical milestones for KD025, our ROCK2 inhibitor in Phase 2 development.  We recently announced positive clinical data in chronic graft-versus-host disease (cGVHD), with additional milestones expected in the second half of 2017, including further cGVHD data as well as results from an ongoing trial in idiopathic pulmonary fibrosis,” said Harlan W. Waksal, M.D., President and Chief Executive Officer of Kadmon.  “In parallel, we continue to focus our development capabilities on our ROCK inhibitor platform for the treatment of autoimmune, fibrotic and neurodegenerative diseases.”

Clinical and Research Update

KD025 in Autoimmune and Fibrotic Diseases

The Company is conducting three ongoing Phase 2 clinical trials as follows:

•	Open-label, dose-finding clinical trial in cGVHD – additional study results submitted for presentation at upcoming scientific conferences
•	Randomized, open-label clinical trial in idiopathic pulmonary fibrosis – initial data expected Q4 2017
•	Randomized, placebo-controlled clinical trial in moderate to severe psoriasis – approximately 50% enrolled

Additional Clinical Updates

In Q3 2017, the Company expects to initiate a randomized, double-blind, placebo-controlled Phase 2 clinical trial of tesevatinib in autosomal dominant polycystic kidney disease (PKD) and a dose-finding Phase 1 clinical trial of tesevatinib in autosomal recessive PKD.  Enrollment continues in the Company’s ongoing Phase 2 clinical trials of tesevatinib in glioblastoma and in non-small cell lung cancer with brain or leptomeningeal metastases.

The U.S. Food and Drug Administration (FDA) provided a Generic Drug User Fee Amendments of 2012 (GDUFA) goal date of January 30, 2018, to review the Company’s Abbreviated New Drug Application (ANDA) for KD034, its generic trientine hydrochloride formulation for the treatment of Wilson’s disease, in blister packaging that offers room temperature stability.  The Company submitted its first ANDA for its bottled generic trientine hydrochloride formulation in December 2016.

Financial Results

Second Quarter 2017 Results

Loss from operations for the three and six months ended June 30, 2017 was $17.6 million and $31.6 million, respectively, compared to $22.2 million and $42.6 million for the respective periods in 2016.

Revenue was $3.0 million and $8.5 million for the three and six months ended June 30, 2017, respectively, compared to $6.4 million and $16.1 million for the respective periods in 2016.  The Company expects sales of its ribavirin portfolio of products to contribute insignificantly to revenue in 2017 and beyond.

Research and development expenses were $10.1 million and $18.5 million for the three and six months ended June 30, 2017, respectively, compared to $8.6 million and $17.7 million for the respective periods in 2016.

SG&A expenses were $9.9 million and $20.0 million for the three and six months ended June 30, 2017, respectively, compared to $19.1 million and $42.8 million for the respective periods in 2016. The decrease in SG&A expenses for the second quarter of 2017 is primarily related to a decrease in legal expenses of $2.7 million, salary and salary-related expense of $1.2 million, consulting expense related to an advisory agreement of $0.8 million and amortization of intangible assets of $3.4 million.

Liquidity and Capital Resources

As of June 30, 2017, Kadmon’s cash and cash equivalents totaled $26.2 million, compared to $36.1 million as of December 31, 2016.  In March 2017, Kadmon completed a private placement equity financing pursuant to which Kadmon received gross proceeds of approximately $23 million from the issuance of 6,767,855 shares of Kadmon’s common stock, at a price of $3.36 per share, and warrants to purchase 2,707,138 shares of Kadmon’s common stock at an initial exercise price of $4.50 per share for a term of 13 months from the date of issuance. If these warrants are exercised, the Company would receive approximately $12.2 million.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative products for significant unmet medical needs. We have a diversified product pipeline focused on autoimmune and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors also include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii)  the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; (xxii) statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance; (xxiii) litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements, whether or not covered by insurance; (xxiv) the use of proceeds from our recent private placement; (xxv) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxvi) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including the Company's Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on the date hereof. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues
Net sales	$1,698	$4,967	$4,034	$11,159
License and other revenue	1,259	1,453	4,489	4,924
Total revenue	2,957	6,420	8,523	16,083
Cost of sales	266	880	833	1,965
Write-down of inventory	373	2	743	137
Gross profit	2,318	5,538	6,947	13,981
Operating expenses:
Research and development	10,056	8,587	18,503	17,670
Selling, general and administrative	9,902	19,148	20,020	42,833
Gain on settlement of payable	—	—	—	(3,875)
Total operating expenses	19,958	27,735	38,523	56,628
Loss from operations	(17,640)	(22,197)	(31,576)	(42,647)
Total other expense	4,674	14,837	7,989	27,244
Income tax expense	—	—	316	315
Net loss	$(22,314)	$(37,034)	$(39,881)	$(70,206)

Basic and diluted net loss per share of common stock	$(0.44)	$(4.46)	$(0.83)	$(8.46)
Weighted average basic and diluted shares of common stock outstanding	51,846,521	8,304,334	49,191,727	8,303,484

Kadmon Holdings, Inc.
Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30,	December 31,
	2017	2016

Cash and cash equivalents	$26,226	$36,093
Other current assets	4,886	4,194
Other noncurrent assets	16,217	22,269
Total assets	$47,329	$62,556

Current liabilities	57,179	24,746
Other long term liabilities	28,427	34,325
Secured term debt – non-current, net	—	28,677
Total liabilities	85,606	87,748
Total stockholders’ deficit	(38,277)	(25,192)
Total liabilities and stockholders’ deficit	$47,329	$62,556

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com

Maeve Conneighton

212.600.1902

maeve@argotpartners.com